EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Belco Oil & Gas Corp.'s previous-ly filed Registration Statement on Form S-8 No. 33-03552 and on Form S-3 No. 333-42107. It should be noted that we have not audited any financial state-ments of the company subsequent to December 31, 1999 or performed any audit pro-cedures subsequent to the date of our report.


                                                       /S/ ARTHUR ANDERSEN LLP
                                                      --------------------------
                                                         ARTHUR ANDERSEN LLP


Dallas, Texas
March 28, 2000